UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2022

iHeartMedia, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38987	26-0241222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 822-2828

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	IHRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2022, iHeartMedia, Inc. (“iHeartMedia”) and its subsidiary, iHeart Management Services, Inc. (together with iHeartMedia, the “Company”) entered into amended and restated employment agreements (the “A&R Employment Agreements”) with Robert W. Pittman (Chairman and Chief Executive Officer) and Richard J. Bressler (President, Chief Operating Officer and Chief Financial Officer) (each, an “Executive”). The A&R Employment Agreements extend each Executive’s employment term until June 1, 2026, at which time the A&R Employment Agreements will terminate unless the Executive and the Company have mutually agreed to extend the term.

In connection with entering into the A&R Employment Agreements, the Compensation Committee of iHeartMedia’s board of directors (the “Committee”) also approved the grant to each Executive of an award of performance-vesting restricted stock units (the “PSUs”), which have grant-date fair values of $6,500,000 (Mr. Pittman) and $6,000,000 (Mr. Bressler) (the “Sign-On Awards”). Vesting of the Sign-On Awards is conditioned on the Company’s achievement of rigorous absolute total shareholder return goals and continued service, creating a meaningful incentive to drive growth in shareholder value over the Executives’ extended employment terms.

In approving the A&R Employment Agreements and the Sign-On PSU Awards, the Committee considered the unique role each Executive plays in setting the strategic direction of the Company, their strong history of leadership and significant responsibilities with the Company, and their productive partnership and shared vision for the future of the Company. In particular, the Committee believes that the Executives’ compensation packages over the term of the A&R Employment Agreements are key to maintaining the focus of the Executives’ visionary drive and leadership in our operations, strategy and growth.

Amended and Restated Employment Agreements

The A&R Employment Agreements amend and restate the employment agreements that Messrs. Pittman and Bressler previously entered into with iHeartMedia, which were scheduled to expire in 2023. The material changes under the A&R Employment Agreements are as follows:

•

Effective as of January 1, 2023, each Executive’s annual base salary will increase to $1,800,000, and his annual target performance bonus opportunity will be equal to 225% of his annual base salary rate for the applicable calendar year.

•

For each year during the employment term, it is expected that the Company will grant each Executive an annual equity award with a target a grant-date fair value equal to $8,000,000; provided, that any annual equity award (and the terms and amount of such award) will be subject to Committee approval.

•

If the Executive retires on or after June 1, 2026 (or later, if the term is extended), he will remain eligible to receive a pro-rated annual cash bonus based on achievement of applicable performance goals for that year.

The foregoing description of the A&R Employment Agreements is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Performance Stock Unit Awards

The Sign-On PSU Awards were granted under iHeartMedia’s 2021 Long-Term Incentive Award Plan, and will become earned based on the Company’s achievement of absolute total shareholder return (“Absolute TSR”) goals calculated over the five-year performance period beginning on the grant date, as set forth in the table below:

Absolute TSR Goal	Earned PSUs
50%	20%
75%	40%
100%	60%
125%	80%
150%	100%

In no event may any PSUs be earned by either Executive prior to the first anniversary of the grant date. Any PSUs that become earned during the performance period are subject to continued employment (except in certain specified circumstances) and will vest on the fifth anniversary of the grant date.

If iHeartMedia incurs a change in control prior to the end of the performance period, then any PSUs that are earned based on the achievement of annualized Absolute TSR goals prior to or in connection with the change in control will convert into a service-based vesting award that will vest in full on the fifth anniversary of the grant date, subject to continued service, except as provided below. In this change in control context only, achievement of the annualized Absolute TSR goal will be measured based on a straight-line interpolation if the Company’s annualized Absolute TSR falls between two applicable goals in the table above.

Upon a termination of the Executive’s employment by the Company without “cause”, by the Executive with “good reason”, or due to the Executive’s retirement on or after June 1, 2026, death or disability (each, a “Qualifying Termination”), in each case prior to a change in control, the PSUs will remain outstanding and eligible to vest at the end of the performance period based on the achievement of performance goals during the performance period. If the Executive experiences a Qualifying Termination on or following a change in control, then his earned PSUs will vest in full upon such termination (i.e., “double trigger”).

The treatment of the PSUs on a Qualifying Termination is subject to the Executive’s timely execution and non-revocation of a release of claims, as well as his continued compliance in all material respects with restrictive covenants.

The foregoing description of the Sign-On Awards is qualified in its entirety by reference to the full text of the applicable award agreements, the form of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement between iHeartMedia, iHeartMedia Management Services, Inc. and Robert W. Pittman, dated March 28, 2022.

10.2	Amended and Restated Employment Agreement between iHeartMedia, iHeartMedia Management Services, Inc. and Richard J. Bressler, dated March 28, 2022.

10.3	Form of Performance-Vesting Restricted Stock Unit Award Agreement, dated March 28, 2022.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2022	IHEARTMEDIA, INC.

	By:	/s/ Jordan R. Fasbender
	Name:	Jordan R. Fasbender
	Title:	Executive Vice President, General Counsel and Secretary